Calculation of Filing Fee Tables
S-1
Fly-E Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)	0	$ 0.00	$ 9,000,000.00	0.000087	$ 783.00
Fees to be Paid	2	Equity	Warrants	Other	0	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Equity	Pre-Funded Warrants	Other	0	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	4	Equity	Common Stock underlying the Warrants	457(o)	0	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	5	Equity	Common Stock underlying the Pre-Funded Warrants	Other	0	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,000,000.00		$ 783.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 783.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions, including pursuant to the anti-dilution provisions of the Warrants and Pre-Funded Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, except as otherwise noted. The registrant may issue Pre-Funded Warrants in lieu of shares of common stock. The number of shares of common stock offered will be reduced on a one-for-one basis for each Pre-Funded Warrant sold. Pursuant to Rule 457(i) under the Securities Act, the aggregate exercise price of the Pre-Funded Warrants is included in the proposed maximum aggregate offering price set forth in footnote (5), and no separate fee is required for the common stock underlying the Pre-Funded Warrants. The proposed maximum aggregate offering price of all securities registered hereunder, including the common stock, the Pre-Funded Warrants, the Warrants, the common stock issuable upon exercise of the Pre-Funded Warrants and the common stock issuable upon exercise of the Warrants (including upon exercise at a zero exercise price pursuant to the zero exercise price option set forth in the Warrants), will not exceed $9,000,000 in the aggregate, and the registration fee has been calculated on that amount pursuant to Rule 457(o) under the Securities Act.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions, including pursuant to the anti-dilution provisions of the Warrants and Pre-Funded Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, except as otherwise noted. No separate fee is required for the Warrants or the Pre-Funded Warrants pursuant to Rule 457(g) under the Securities Act.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions, including pursuant to the anti-dilution provisions of the Warrants and Pre-Funded Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, except as otherwise noted. No separate fee is required for the Warrants or the Pre-Funded Warrants pursuant to Rule 457(g) under the Securities Act. The registrant may issue Pre-Funded Warrants in lieu of shares of common stock. The number of shares of common stock offered will be reduced on a one-for-one basis for each Pre-Funded Warrant sold. Pursuant to Rule 457(i) under the Securities Act, the aggregate exercise price of the Pre-Funded Warrants is included in the proposed maximum aggregate offering price set forth in footnote (5), and no separate fee is required for the common stock underlying the Pre-Funded Warrants.

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions, including pursuant to the anti-dilution provisions of the Warrants and Pre-Funded Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, except as otherwise noted. The proposed maximum aggregate offering price of all securities registered hereunder, including the common stock, the Pre-Funded Warrants, the Warrants, the common stock issuable upon exercise of the Pre-Funded Warrants and the common stock issuable upon exercise of the Warrants (including upon exercise at a zero exercise price pursuant to the zero exercise price option set forth in the Warrants), will not exceed $9,000,000 in the aggregate, and the registration fee has been calculated on that amount pursuant to Rule 457(o) under the Securities Act.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder also include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions, including pursuant to the anti-dilution provisions of the Warrants and Pre-Funded Warrants. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, except as otherwise noted. The registrant may issue Pre-Funded Warrants in lieu of shares of common stock. The number of shares of common stock offered will be reduced on a one-for-one basis for each Pre-Funded Warrant sold. Pursuant to Rule 457(i) under the Securities Act, the aggregate exercise price of the Pre-Funded Warrants is included in the proposed maximum aggregate offering price set forth in footnote (5), and no separate fee is required for the common stock underlying the Pre-Funded Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date